Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-1 Post-Effective Amendment No. 2 (File No. 333-147019) of Prosper Marketplace, Inc. of our report dated March 30, 2010 on the consolidated financial statements of Prosper Marketplace, Inc.

/s/ Odenberg Ullakko Muranishi & Co. LLP

San Francisco, California
April 14, 2010